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                                                                    EXHIBIT 99.C

                         EL PASO ENERGY PARTNERS COMPANY
                      AUDIT AND CONFLICTS COMMITTEE CHARTER

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                                   OBJECTIVES
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The Audit and Conflicts Committee is a committee of the Board of Directors of El
Paso Energy Partners Company, as General Partner of El Paso Energy Partners,
L.P. (the "Partnership"). Its primary function is to assist the Board in fulfilling its oversight responsibilities to ensure the integrity of the Partnership's financial statements, the Partnership's compliance with legal and regulatory requirements, the independent auditor's qualifications, independence and performance and the performance of the Partnership's internal audit functions. The Audit and Conflicts Committee provides an open avenue of communication between the internal auditors, the independent accountants, and the Board of Directors. The Audit and Conflicts Committee also will, at the request of the Board of Directors, review potential conflicts of interest that may arise between the Partnership and its affiliates to determine if the proposed resolution of such potential conflict is fair and reasonable to the Partnership.

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                             MEMBERSHIP AND POLICIES
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o    The Audit and Conflicts Committee shall be composed of not less than three
     "independent" (as such term is defined pursuant to Section 10A of the Securities Exchange Act of 1934, and the rules adopted by the New York Stock Exchange) members of the Board. The Board shall elect the Audit and Conflicts Committee Chairman.

o Each member of the Audit and Conflicts Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit and Conflicts Committee.

o Subject to any phase-in period adopted by the Securities and Exchange Commission ("SEC"), at least one member of the Audit and Conflicts Committee shall be a "financial expert," as such term is defined in rules adopted by the SEC and interpreted by the Board in its business judgment; provided, however, that if at least one member of the Audit Committee is not determined by the Board to be a "financial expert," then the Partnership shall disclose such determination as required by applicable SEC rules.

o The Audit and Conflicts Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. Such engagement shall not require approval of the entire Board. The Partnership shall provide appropriate funding for independent counsel and other advisers retained by the Audit Committee.

o The Audit and Conflicts Committee shall meet a minimum of four times per calendar year or more frequently as circumstances require.

o The Audit and Conflicts Committee may designate a subcommittee consisting of at least one member to address specific issues on behalf of the Committee.

o The Audit and Conflicts Committee shall report periodically to the Board on its activities.


EFFECTIVE 1-21-03

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                                    FUNCTIONS
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A.   INDEPENDENT AUDITOR

     o The Audit and Conflicts Committee shall be directly responsible for the appointment, termination, compensation and oversight of the work of the independent auditing firm employed by the Partnership (including resolution of disputes between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent auditor shall report directly to the Audit and Conflicts Committee. All auditing services and permitted non-audit services provided to the Partnership by the independent auditor shall be pre-approved by the Committee in accordance with applicable law. These responsibilities do not preclude the Committee from obtaining the input of management, but these responsibilities may not be delegated to management.

     o The Audit and Conflicts Committee shall evaluate, at least annually, the auditor's qualifications, performance and independence. In connection with such evaluation, the Committee shall obtain and review a formal written report by the independent auditors which (a) describes the audit firm's internal quality control procedures, (b) describes any material issues raised by the most recent internal quality control review or peer review of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the auditing firm and steps taken to address the issues, and (c) delineates all relationships between the independent auditors and the Partnership in order to assess the auditor's independence. The Audit and Conflicts Committee shall also review and evaluate the lead partner of the independent auditor. In making its evaluations, the Committee shall consult with and take into consideration the opinions of management and the Partnership's internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

     o In addition to assuring the regular rotation of audit partners as required by law, the Audit and Conflicts Committee shall consider whether, in order to ensure continuing auditor independence, there should be regular rotation of the audit firm itself.

     o The Audit and Conflicts Committee shall set clear hiring policies for employees or former employees of the independent auditor in compliance with applicable law. At a minimum, the Committee will adopt hiring policies in compliance with Section 10A(l) of the Securities Exchange Act of 1934.

B.   OVERSIGHT OF FINANCIAL STATEMENTS

     o The Audit and Conflicts Committee shall meet with management and the independent auditor to discuss the annual and quarterly financial statements (including the Management Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission as necessary.

     o The Audit and Conflicts Committee shall discuss the types of information to be disclosed, and the type of presentation to be made, with regard to earnings press releases and financial information and earnings guidance given to analysts and rating agencies with a special emphasis on reviewing pro forma or adjusted non-GAAP data.


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     o  The Audit and Conflicts Committee shall meet with management to discuss risk assessment, risk management guidelines and policies and the Partnership's significant financial risk exposures, as well as the steps management has taken to monitor and control these exposures. By such review, the Committee does not assume responsibility for risk management.

     o The Audit and Conflicts Committee shall meet, at least once a quarter, with management, the head of internal audit and the lead partner of the independent auditor in separate executive sessions.

     o The Audit and Conflicts Committee shall review with the controller and the independent auditor any changes in accounting policies as well as any other significant financial reporting issues.

     o The Audit and Conflicts Committee shall review with the independent auditors (a) plans, staffing and scope for the each annual audit, (b) the results of the annual audit and resulting opinion (including major issues regarding accounting and auditing principles and practices), and
        (c) the adequacy of the Partnership's internal controls.

     o The Audit and Conflicts Committee shall review with the independent auditors any audit problems or difficulties and management's responses, including (a) accounting adjustments that the auditors noted or proposed but were "passed" (as immaterial or otherwise), (b) any significant disagreements with management, (c) any restrictions on the scope of activities or access to information, (d) communications between the audit team and its national office with respect to issues presented by the engagement team, and (e) any management or internal control letter issued or proposed to be issued by the audit firm to the Partnership. This review shall also include discussion of the responsibilities, budget and staffing of the Partnership's internal audit functions.

     o The Audit and Conflicts Committee shall take reasonable steps to ensure that management follows the Partnership's disclosure controls and procedures and conducts appropriate due diligence to support the integrity of the financial information.

     o The Audit and Conflicts Committee shall establish and maintain procedures for (a) the receipt, retention and treatment of complaints received by the Partnership regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of the Partnership of concerns regarding questionable accounting our auditing matters.

     o The Audit and Conflicts Committee shall review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Partnership's financial statements or accounting policies.

     o The Audit and Conflicts Committee shall review with the Partnership's general counsel legal matters that may have a material impact on the financial statements, the Partnership's compliance policies and any material reports or inquiries received from regulators or governmental agencies.


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     o  The Audit and Conflicts Committee shall prepare the report for inclusion in the Partnership's annual report, in accordance with applicable rules and regulations of the Securities and Exchange Commission.

C.   INTERNAL AUDIT

     o The Audit and Conflicts Committee shall ensure that the Partnership establishes and maintains an internal audit function as required by the New York Stock Exchange.

     o The Audit and Conflicts Committee shall participate in the selection or removal of the head of internal audit.

     o The Audit and Conflicts Committee shall review with the head of internal audit: (a) audit plans and scope for internal audit activities, (b) results of audits performed, (c) adequacy of the Partnership's internal controls, (d) compliance with the Partnership's Code of Business Conduct, and (e) the internal audit department charter.

     o The Audit and Conflicts Committee shall review with the head of internal audit and the independent auditor the coordination of the audit effort to ensure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     o The Audit and Conflicts Committee shall meet, or a quarterly basis, with the head of internal audit, the independent auditor and management to discuss (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Partnership's ability to record, process, summarize, and report financial data, and any material weakness in internal controls, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership's internal controls.

D.   OTHER DUTIES AND FUNCTIONS

     o The Audit and Conflicts Committee shall review and reassess the adequacy of this charter periodically.

     o The Audit and Conflicts Committee shall conduct an annual performance evaluation in accordance with the rules adopted by the New York Stock Exchange.

     o The Audit and Conflicts Committee will perform such other functions as assigned by law, the Partnership's organizational documents, or the Board of Directors.

     o While the Audit and Conflicts Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to conduct audits or to determine that the Partnership's financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditor.